Exhibit 99.6

NEWS RELEASE

For more information, contact:

Commerce Energy Group, Inc.
C. Douglas Mitchell
Chief Financial Officer
714-259-2500

PondelWilkinson Inc.
Roger Pondel/Robert Jaffe
310-279-5980
rpondel@pondel.com

Commerce Energy Names C. Douglas Mitchell

Chief Financial Officer

COSTA MESA, CA – July 17, 2008 – Commerce Energy Group, Inc. (AMEX: EGR), a leading U.S. electricity and natural gas marketing company, today announced the appointment of C. Douglas Mitchell as its chief financial officer. Mitchell, 57, had been the company’s interim CFO since January 2008.

“Doug has done an outstanding job during his interim role at Commerce, giving us an opportunity to work closely together during a critical transition period,” said Gregory L. Craig, who was named chairman and chief executive officer in February of this year. “His understanding of our business, experience working with our management team and breadth of financial acumen make him a natural fit for this position.”

For the past six months, Mitchell had been serving Commerce in his role as a partner at Tatum LLC, an executive services firm providing CFOs and other professionals on an interim, outsourced basis.  Prior to joing Commerce at Tatum, Mitchell also held interim CFO positions at Nexiant, Inc., a provider of inventory management products; Borland Software Corporation; and eTelecare Global Solutions, Inc., a multi-national call center.  In his position as CFO of the Company, Mitchell will retain his partnership interest in Tatum.

Previously a senior audit manager at Coopers & Lybrand, Mitchell also served as senior vice president of Geneva Corporation, a merger and an acquisition firm, and was part of the successful turnaround team at Del Taco, Inc. He earned a Bachelor of Science degree in business administration from the University of Southern California and is a Certified Public Accountant.

“I am delighted to continue as part of the senior management team at this important time in the company’s development,” Mitchell said.  “I believe that Commerce has outstanding potential, and I look forward to continue to contribute to the efforts of a management team that is focused on executing a turnaround strategy and restoring growth momentum.”

About Commerce Energy Group

Commerce Energy Group is a leading independent U.S. electricity and natural gas marketing company. Its principal operating subsidiary, Commerce Energy, Inc., is licensed by the Federal Energy Regulatory Commission and by state regulatory agencies as an unregulated retail marketer of natural gas and electricity and serves homeowners, commercial and industrial consumers and institutional customers. For more information, visit www.CommerceEnergy.com.

Forward-Looking Statements

Except for historical information contained in this release, including those of Mr.  Mitchell, may constitute forward-looking statements regarding the company’s assumptions, projections, expectations, targets, intentions or beliefs about future events. Words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue,” “may,” “could” or similar expressions identify forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed. Commerce Energy Group, Inc. cautions that while such statements in this news release, whether express or implied, are made in good faith and the company believes such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records, and other data available from third parties, the company cannot assure that its projections will be achieved.  In addition to other factors and matters discussed from time to time in our filings with the U.S. Securities and Exchange Commission (SEC), some important factors that could cause actual results or outcomes for Commerce Energy Group, Inc. or its subsidiaries to differ materially from those discussed in forward-looking statements include: the success and effectiveness of the company’s new management plans and strategies; higher than anticipated attrition of company personnel, the volatility of the energy markets; higher than expected attrition of, and/or unforeseen operating difficulties relating to, customer accounts, competition, operating hazards, uninsured risks, failure of performance by suppliers and transmitters, changes in general economic conditions, seasonal weather or force majeure events that adversely affect electricity or natural gas supply or infrastructure, decisions by our energy suppliers requiring us to post additional collateral for our energy purchases, uncertainties in the capital markets should the company seek to raise additional equity or debt; uncertainties relating to federal and state proceedings regarding the 2000-2001 California energy crisis; accounts receivable collection issues caused by unfavorable changes in regulations or economic trends, increased or unexpected competition, adverse state or federal legislation or regulation, or adverse determinations by regulators, including failure to obtain regulatory approvals.  Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, the company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for management to predict all such factors.

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